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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

        We consent to the inclusion in this Amendment No. 1 to the registration statement of Genzyme Transgenics Corporation ("GTC") on Form S-1 (File No. 333-05843) to register 3,000,000 shares of Common Stock of our report dated February 26, 1996 (except as to the information in Note 13 for which the date is March 28, 1996) on our audits of the financial statements of GTC as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data of GTC" and "Experts."

        We also consent to the inclusion in this Amendment No. 1 to the registration statement of our report dated June 5, 1996 on our audits of the financial statements of TSI Corporation as of July 3, 1994 and September 30, 1994 and for the fiscal year ended July 3, 1994 and the period from July 4, 1994 to September 30, 1994. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data of TSI" and "Experts."






                                           Coopers & Lybrand L.L.P.


Boston, Massachusetts
June 26, 1996